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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 4, 2003

Date of Earliest Event Reported: September 2, 2003

            Caremark Rx, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-14200 (Commission File Number)	63-1151076 (I.R.S. Employer Identification No.)
3000 Galleria Tower, Suite 1000 Birmingham, Alabama (Address of Principal Executive Offices)		35244 (Zip Code)

Registrant's Telephone Number, Including Area Code (205) 733-8996

Item 5. Other Events and Regulation FD Disclosure

        On September 2, 2003, Caremark Rx, Inc. (the "Company") and AdvancePCS, issued a joint press release announcing that the Company and AdvancePCS had entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which the Company will acquire 100 percent of AdvancePCS.

        Under the terms of the Merger Agreement, AdvancePCS's stockholders will receive value equivalent to 2.15 shares of the Company's common stock for each AdvancePCS share outstanding, to be paid in the Company's common stock (90%) and cash (10%). Following the transaction, the Company's stockholders will own approximately 58 percent of the combined company and AdvancePCS's stockholders will own approximately 42 percent of the combined company on a fully diluted basis.

        A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. In connection with the Merger Agreement, the Company entered into an Agreement Regarding Registration Rights with Joseph Littlejohn & Levy Fund III, L.P. (the "Fund") and certain individuals (the "Rights Agreement") and a Voting Agreement with the Fund (the "Voting Agreement"). A copy of the Rights Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference. A copy of the Voting Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The joint press release referred to above is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing description in this Item 5 is qualified in its entirety by reference to the full text of such exhibits.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

  (c)
  Exhibits

  2.1
  Agreement and Plan of Merger, dated as of September 2, 2003, by and among Caremark Rx, Inc., Cougar Merger Corporation and AdvancePCS.

  4.1
  Agreement Regarding Registration Rights between Caremark Rx, Inc., Joseph Littlejohn & Levy Fund III, L.P., and the other persons named on the signature pages thereof, dated as of September 2, 2003.

  10.1
  Voting Agreement, dated as of September 2, 2003, among Caremark Rx, Inc. and Joseph Littlejohn & Levy Fund III, L.P., in its capacity as a stockholder of AdvancePCS.

  99.1
  Joint press release dated September 2, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Caremark Rx, Inc.
By:	/s/ HOWARD A. MCLURE Howard A. McLure Executive Vice President and Chief Financial Officer

Date: September 4, 2003

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  Item 5. Other Events and Regulation FD Disclosure
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES